UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2005

ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Professional Offices Park
998 San Roberto Street
San Juan, Puerto Rico	00926
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective August 30, 2005, Alberto Richa-Angelini, a member of the Board of Directors of Oriental Financial Group Inc. (the “Company”), resigned from the Board. Mr. Richa-Angelini was a member of the Board’s Audit Committee. There were no disagreements between the Company and Mr. Richa-Angelini leading to his resignation. Attached as an exhibit to this report is a translation of his letter of resignation, which was written in Spanish.
     On September 6, 2005, Mr. Richa-Angelini submitted a letter to the Company stating that he agrees with what the Company stated hereunder. Attached as an exhibit to this report is a copy of his letter of response.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description of Document

17.2	Letter of response from Alberto Richa-Angelini

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.
Date: September 7, 2005	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
Secretary of the Board of Directors